UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2006

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT  06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

                    On May 18, 2006, Gartner, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, Silver Lake Partners, L.P., a Delaware limited partnership, Silver Lake Investors, L.P., a Delaware limited partnership, and Silver Lake Technology Investors, L.L.C., a Delaware limited liability company (collectively, “Silver Lake”) and Goldman, Sachs & Co., JP Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”) relating to the sale by Silver Lake of an aggregate of  9,500,000 shares of the Company’s common stock (plus, at the option of the Underwriters, an additional 1,425,000 shares) (the “Offering”).  The Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-133914) which was previously filed with the Securities and Exchange Commission. The Company will not receive any of the proceeds from the sale of the Company’s Common Stock by Silver Lake.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events

On May 19, 2006, the Company issued a press release announcing that the price of the shares to be sold in the Offering was set at $14.75 per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 1.1	Underwriting Agreement dated May 18, 2006.

Exhibit 99.1	Press Release dated May 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: May 19, 2006	By:	/s/ CHRISTOPHER J. LAFOND
Christopher J. Lafond Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
1.1	Underwriting Agreement dated May 18, 2006

99.1	Press Release dated May 19, 2006